Exhibit 99.1
Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606

Equity Commonwealth Reports Second Quarter 2021 Results
Chicago – July 28, 2021 - Equity Commonwealth (NYSE: EQC) today reported financial results for the quarter ended June 30, 2021.

Merger Update
On May 4, 2021, the company announced that Equity Commonwealth and Monmouth Real Estate Investment Corporation (NYSE: MNR) entered into a definitive merger agreement by which Equity Commonwealth will acquire Monmouth in an all-stock transaction.
“We are working with the Monmouth team and have made substantial progress on the integration of the two companies,” said David Helfand, President and Chief Executive Officer. “The transaction provides a compelling opportunity for Monmouth shareholders to participate, with EQC, in the long-term growth of the industrial sector.”

Financial results for the quarter ended June 30, 2021
Net loss attributable to common shareholders was $3.9 million, or $0.03 per diluted share, for the quarter ended June 30, 2021. This compares to net income attributable to common shareholders of $25.8 million, or $0.21 per diluted share, for the quarter ended June 30, 2020. The decline in net income was primarily a result of a decrease in gains from property sales.
Funds from Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, for the quarter ended June 30, 2021, were $0.4 million, or $0.00 per diluted share. This compares to FFO for the quarter ended June 30, 2020 of $3.1 million, or $0.03 per diluted share.
The following items impacted FFO for the quarter ended June 30, 2021, compared to the corresponding 2020 period:
•    ($0.02) per diluted share decrease in interest income;
•    ($0.01) per diluted share decrease in NOI from properties sold; and
•    $0.01 per diluted share decrease in general and administrative expense.

Normalized FFO was ($0.1) million, or ($0.00) per diluted share, for the quarter ended June 30, 2021. This compares to Normalized FFO for the quarter ended June 30, 2020 of $3.7 million, or $0.03 per diluted share. The following items impacted Normalized FFO for the quarter ended June 30, 2021, compared to the corresponding 2020 period:
•    ($0.02) per diluted share decrease in interest income;
•    ($0.01) per diluted share decrease in cash NOI from properties sold;
•($0.01) per diluted share decrease in same property cash NOI; and
•$0.01 per diluted share decrease in general and administrative expense.

Normalized FFO begins with FFO and eliminates certain items that, by their nature, are not comparable from period to period, non-cash items, and items that tend to obscure the company’s operating performance. Definitions of FFO, Normalized FFO and reconciliations to net income, determined in accordance with U.S. generally accepted accounting principles, or GAAP, are included at the end of this press release.
For the quarter ended June 30, 2021, the company’s cash and cash equivalents balance was $3.0 billion.

Same property results for the quarter ended June 30, 2021
The company’s same property portfolio at the end of the quarter consisted of 4 properties totaling 1.5 million square feet. Operating results were as follows:
•    The same property portfolio was 83.1% leased as of June 30, 2021, compared to 85.6% as of March 31, 2021, and 90.1% as of June 30, 2020.
•The same property portfolio commenced occupancy was 79.6% as of June 30, 2021, compared to 82.2% as of March 31, 2021, and 83.9 % as of June 30, 2020.
•Same property NOI decreased 1.9% when compared to the same period in 2020.
•Same property cash NOI decreased 12.8% when compared to the same period in 2020.
•The company entered into leases for approximately 29,000 square feet, including renewal leases for approximately 21,000 square feet and new leases for approximately 8,000 square feet.
•The GAAP rental rate on renewal leases was 20.3% higher compared to the prior GAAP rental rate for the same space.
•The Cash rental rate on renewal leases was 13.2% higher compared to the prior cash rental rate for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to net income, determined in accordance with GAAP, are included at the end of this press release. The same property portfolio at the end of the quarter included properties continuously owned from April 1, 2020 through June 30, 2021.

Earnings Conference Call & Supplemental Operating and Financial Information
Equity Commonwealth will host a conference call to discuss second quarter results on Thursday, July 29, 2021, at 9:00 A.M. CT. The conference call will be available via live audio webcast on the Investor Relations section of the company’s website (www.eqcre.com). A replay of the audio webcast will also be available following the call.

A copy of EQC’s Second Quarter 2021 Supplemental Operating and Financial Information is available on the Investor Relations section of EQC’s website at www.eqcre.com.

About Equity Commonwealth
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties in the United States. EQC’s portfolio is comprised of 4 properties totaling 1.5 million square feet.

Regulation FD Disclosures
We use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements regarding consummating the merger, pertaining to the marketing of certain properties for sale and consummating any sales, including our statements regarding the overall impact of COVID-19 on the foregoing to the extent we make any such statements. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

Contact:
Sarah Byrnes, Investor Relations
(312) 646-2801
ir@eqcre.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in thousands, except share data)

	June 30, 2021	December 31, 2020
ASSETS
Real estate properties:
Land	$44,060	$44,060
Buildings and improvements	361,592	357,650
	405,652	401,710
Accumulated depreciation	(150,754)	(143,319)
	254,898	258,391
Cash and cash equivalents	2,965,788	2,987,225
Rents receivable	15,310	14,702
Other assets, net	20,272	17,353
Total assets	$3,256,268	$3,277,671

LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other	$19,209	$20,588
Rent collected in advance	2,373	2,928
Distributions payable	2,850	10,991
Total liabilities	$24,432	$34,507

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6.50% cumulative convertible; 4,915,196 shares issued and outstanding, aggregate liquidation preference of $122,880	$119,263	$119,263
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 121,940,355 and 121,522,555 shares issued and outstanding, respectively	1,219	1,215
Additional paid in capital	4,297,197	4,294,632
Cumulative net income	3,802,994	3,814,948
Cumulative common distributions	(4,281,670)	(4,283,668)
Cumulative preferred distributions	(713,706)	(709,712)
Total shareholders’ equity	3,225,297	3,236,678
Noncontrolling interest	6,539	6,486
Total equity	$3,231,836	$3,243,164
Total liabilities and equity	$3,256,268	$3,277,671

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues:
Rental revenue	$14,114	$15,248	$28,283	$32,391
Other revenue (1)	761	1,017	1,443	2,694
Total revenues	$14,875	$16,265	$29,726	$35,085

Expenses:
Operating expenses	$6,588	$6,677	$13,209	$15,438
Depreciation and amortization	4,432	4,398	8,783	9,512
General and administrative	7,390	8,302	23,119	18,906
Total expenses	$18,410	$19,377	$45,111	$43,856

Interest and other income, net	1,626	4,443	3,469	16,338
Interest expense (including net amortization of debt premiums and deferred financing fees of $—, $(60), $—, and $(116), respectively)	—	(302)	—	(611)
Gain on sale of properties, net	—	26,916	—	446,536
(Loss) income before income taxes	(1,909)	27,945	(11,916)	453,492
Income tax expense	(31)	(59)	(62)	(99)
Net (loss) income	$(1,940)	$27,886	$(11,978)	$453,393
Net loss (income) attributable to noncontrolling interest	4	(54)	24	(802)
Net (loss) income attributable to Equity Commonwealth	$(1,936)	$27,832	$(11,954)	$452,591
Preferred distributions	(1,997)	(1,997)	(3,994)	(3,994)
Net (loss) income attributable to Equity Commonwealth common shareholders	$(3,933)	$25,835	$(15,948)	$448,597

Weighted average common shares outstanding — basic (2)	122,189	121,655	122,096	121,901
Weighted average common shares outstanding — diluted(2)(3)	122,189	123,255	122,096	126,358

Earnings per common share attributable to Equity Commonwealth common shareholders:
Basic	$(0.03)	$0.21	$(0.13)	$3.68
Diluted	$(0.03)	$0.21	$(0.13)	$3.58

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Weighted average common shares outstanding for the three months ended June 30, 2021 and 2020 includes 266 and 150 unvested, earned RSUs, respectively. Weighted average common shares outstanding for the six months ended June 30, 2021 and 2020 includes 251 and 164 unvested, earned RSUs, respectively.
(3)
As of June 30, 2021, we had 4,915 series D preferred shares outstanding. The series D preferred shares were convertible into 3,237 common shares as of June 30, 2021 and 2,857 common shares as of June 30, 2020. The series D preferred shares are antidilutive for GAAP EPS for the three and six months ended June 30, 2021 and for the three months ended June 30, 2020. They are dilutive for GAAP EPS for the six months ended June 30, 2020.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Calculation of FFO
Net (loss) income	$(1,940)	$27,886	$(11,978)	$453,393
Real estate depreciation and amortization	4,385	4,174	8,686	9,055
Gain on sale of properties, net	—	(26,916)	—	(446,536)
FFO attributable to Equity Commonwealth	2,445	5,144	(3,292)	15,912
Preferred distributions	(1,997)	(1,997)	(3,994)	(3,994)
FFO attributable to EQC common shareholders and unitholders	$448	$3,147	$(7,286)	$11,918

Calculation of Normalized FFO
FFO attributable to EQC common shareholders and unitholders	$448	$3,147	$(7,286)	$11,918
Straight-line rent adjustments	(561)	515	(868)	713
Executive severance expense	—	—	7,107	—
Taxes related to property sales included in general and administrative	—	10	—	1,458
Taxes related to property sales, net included in income tax expense	—	44	—	79
Normalized FFO attributable to EQC common shareholders and unitholders	$(113)	$3,716	$(1,047)	$14,168

Weighted average common shares and units outstanding — basic FFO (1)	122,433	121,889	122,340	122,100
Weighted average common shares and units outstanding — diluted FFO (1)	122,935	123,489	122,340	123,700
Weighted average common shares and units outstanding — basic Normalized FFO (1)	122,433	121,889	122,340	122,100
Weighted average common shares and units outstanding — diluted Normalized FFO (1)	122,433	123,489	122,340	123,700

FFO attributable to EQC common shareholders and unitholders per share and unit — basic and diluted	$0.00	$0.03	$(0.06)	$0.10
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit — basic	$(0.00)	$0.03	$(0.01)	$0.12
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit — diluted	$(0.00)	$0.03	$(0.01)	$0.11

(1)
Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the three months ended June 30, 2021 and 2020 include 244 and 234 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only). Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the six months ended June 30, 2021 and 2020 include 244 and 199 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only).

We compute FFO in accordance with standards established by Nareit. Nareit defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate and our portion of these items related to equity investees and noncontrolling interests.  Our calculation of Normalized FFO differs from Nareit’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period.  FFO and Normalized FFO are supplemental non-GAAP financial measures. We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities.

We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), net income (loss) attributable to EQC common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(Unaudited, amounts in thousands)

	For the Three Months Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$14,114	$14,169	$14,001	$15,742	$15,248
Other revenue (1)	761	682	707	743	1,017
Operating expenses	(6,588)	(6,621)	(6,976)	(6,444)	(6,677)
NOI	$8,287	$8,230	$7,732	$10,041	$9,588
Straight-line rent adjustments	(561)	(307)	(6)	(367)	515
Lease termination fees	—	—	(10)	(1,300)	—
Cash Basis NOI	$7,726	$7,923	$7,716	$8,374	$10,103
Cash Basis NOI from non-same properties (2)	22	(124)	(415)	(218)	(1,221)
Same Property Cash Basis NOI	$7,748	$7,799	$7,301	$8,156	$8,882
Non-cash rental income and lease termination fees from same properties	561	307	16	1,668	(408)
Same Property NOI	$8,309	$8,106	$7,317	$9,824	$8,474

Reconciliation of Same Property NOI to GAAP Net (Loss) Income:
Same Property NOI	$8,309	$8,106	$7,317	$9,824	$8,474
Non-cash rental income and lease termination fees from same properties	(561)	(307)	(16)	(1,668)	408
Same Property Cash Basis NOI	$7,748	$7,799	$7,301	$8,156	$8,882
Cash Basis NOI from non-same properties (2)	(22)	124	415	218	1,221
Cash Basis NOI	$7,726	$7,923	$7,716	$8,374	$10,103
Straight-line rent adjustments	561	307	6	367	(515)
Lease termination fees	—	—	10	1,300	—
NOI	$8,287	$8,230	$7,732	$10,041	$9,588
Depreciation and amortization	(4,432)	(4,351)	(4,680)	(5,137)	(4,398)
General and administrative	(7,390)	(15,729)	(7,136)	(7,191)	(8,302)
Interest and other income, net	1,626	1,843	2,284	2,606	4,443
Interest expense	—	—	—	(9)	(302)
Gain on early extinguishment of debt	—	—	—	131	—
Gain on sale of properties, net	—	—	208	—	26,916
(Loss) income before income taxes	$(1,909)	$(10,007)	$(1,592)	$441	$27,945
Income tax expense	(31)	(31)	(78)	(71)	(59)
Net (loss) income	$(1,940)	$(10,038)	$(1,670)	$370	$27,886

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(Unaudited, amounts in thousands)

	For the Six Months Ended June 30,
	2021	2020
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$28,283	$32,391
Other revenue (1)	1,443	2,694
Operating expenses	(13,209)	(15,438)
NOI	$16,517	$19,647
Straight-line rent adjustments	(868)	713
Cash Basis NOI	$15,649	$20,360
Cash Basis NOI from non-same properties (2)	(102)	(2,620)
Same Property Cash Basis NOI	$15,547	$17,740
Non-cash rental income and lease termination fees from same properties	868	(515)
Same Property NOI	$16,415	$17,225

Reconciliation of Same Property NOI to GAAP Net (Loss) Income:
Same Property NOI	$16,415	$17,225
Non-cash rental income and lease termination fees from same properties	(868)	515
Same Property Cash Basis NOI	$15,547	$17,740
Cash Basis NOI from non-same properties (2)	102	2,620
Cash Basis NOI	$15,649	$20,360
Straight-line rent adjustments	868	(713)
NOI	$16,517	$19,647
Depreciation and amortization	(8,783)	(9,512)
General and administrative	(23,119)	(18,906)
Interest and other income, net	3,469	16,338
Interest expense	—	(611)
Gain on sale of properties, net	—	446,536
(Loss) income before income taxes	$(11,916)	$453,492
Income tax expense	(62)	(99)
Net (loss) income	$(11,978)	$453,393

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.

NOI is income from our real estate including lease termination fees received from tenants less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and corporate level expenses. Cash Basis NOI is NOI excluding the effects of straight line rent adjustments, lease value amortization and lease termination fees. The quarter-to-date same property versions of these measures include the results of properties continuously owned from April 1, 2020 through June 30, 2021. The year-to-date same property versions of theses measures include the results of properties continuously owned from January 1, 2020 through June 30, 2021. Properties classified as held for sale within our condensed consolidated balance sheets are excluded from the same property versions of these measures.

We consider these supplemental non-GAAP financial measures to be appropriate supplemental measures to net income (loss) because they may help to understand the operations of our properties. We use these measures internally to evaluate property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Cash Basis NOI is among the factors considered with respect to acquisition, disposition and financing decisions. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss), net income (loss) attributable to Equity Commonwealth common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.